UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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NeoMedia Technologies, Inc.
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NEOMEDIA TECHNOLOGIES, INC.
100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302

Dear Stockholder:

You are invited to attend the 2013 Annual Meeting of Stockholders of NeoMedia Technologies, Inc. which will be held on Friday, August 2, 2013, 10:00 a.m., local time, at NeoMedia’s headquarters at 100 West Arapahoe Avenue, Suite 9, Boulder, Colorado, 80302.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

/s/ Laura A. Marriott

Laura A. Marriott
Chief Executive Officer

July 8, 2013

July 8, 2013

100 West Arapahoe Avenue, Suite 9

Boulder, CO 80302

It is important that your shares be represented at the 2013 Annual Meeting of Stockholders regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This proxy statement is dated July 8, 2013 and is going to be first mailed to stockholders of NeoMedia Technologies, Inc. on or about July 8, 2013. This proxy statement contains information on matters to be voted upon at the 2013 Annual Meeting of Stockholders or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday, August 2, 2013

The proxy statement and 2012 annual report to stockholders are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING	3
PROPOSAL 1 - ELECTION OF DIRECTORS	9
General	9
Information Concerning Director Nominees	9
Corporate Governance	10
The Board and Board Committees	11
Stockholder Recommendations For Board Candidates	12
Stockholder Communications with the Board	12
Board Recommendation	12
AUDIT COMMITTEE MATTERS	13
Audit Committee Report	13
INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	14
EXECUTIVE AND DIRECTOR COMPENSATION	14
Summary Compensation Table	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	19
The Proposal	19
Vote Required for Approval	19
Board Recommendation	19
PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	20
The Proposal	20
Vote Required for Approval	20
Board Recommendation	20
PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
General	21
Audit and Non-Audit Fees	21
Pre-Approval of Audit and Non-Audit Services	22
Vote Required for Approval	22
Board Recommendation	22
PROPOSAL 5 – AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A 1 FOR 1,700 SHARES REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK WHILE KEEPING THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK SET AT 5,000,000,000 SHARES	23
Reverse Stock Split in General	23
Certain Disadvantages Associated With the Reverse Split	25
Principal Effects of the Reverse Split	25
Potential Consequences if Stockholder Approval is Obtained	29
Expected Consequences if Stockholder Approval is Not Obtained	29
Vote Required for Approval	29
Board Recommendation	30
Amended Certificate of Incorporation	30
PROPOSAL 6 – AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000,000 SHARES	31
Increase of Authorized Common Stock in General	31
Certain Disadvantages of the Increase	32
Principal Effects of the Increase	32
Procedure for Affecting the Increase	32
No Dissenters' Rights	32
Anti-Takeover Effects	32

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Potential Consequences if Stockholder Approval is Obtained	33
Expected Consequences if Stockholder Approval is Not Obtained	33
Required Vote	34
Recommendation of the Board	34
Amended Certificate of Incorporation	34
FUTURE STOCKHOLDER PROPOSALS	35
TRANSACTIONS WITH RELATED PERSONS	35
OTHER MATTERS	36
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	36
FORM 10-K ANNUAL REPORT TO STOCKHOLDERS	36
2013 ANNUAL MEETING PROXY MATERIALS RESULTS	37
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	37
EXHIBIT A - Amendment of Charter pursuant to Proposal 5
EXHIBIT B - Amendment of Charter pursuant to Proposal 6
PROXY CARD

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PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS

NeoMedia Technologies, Inc. (“we,” “us,” “our,” “NeoMedia,” or the “Company”) is providing these proxy materials in connection with the 2013 Annual Meeting of Stockholders of NeoMedia Technologies, Inc. (the “2013 Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2013 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

Q:	When and where is the 2013 Annual Meeting?

A:	The 2013 Annual Meeting is being held at NeoMedia Technologies, Inc. headquarters (100 West Arapahoe Avenue, Suite 9, Boulder, Colorado, 80302) at 10:00 a.m., local time on Friday, August 2, 2013.

Q:	Who is entitled to vote at the 2013 Annual Meeting?

A:	Holders of NeoMedia Technologies, Inc. common stock, par value $0.001 per share (“Common Stock”), and Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Stock”), at the close of business on July 5, 2013, the record date for the 2013 Annual Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2013 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2013 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about July 8, 2013.

As of the close of business on the Record Date, there were 4,984,827,279 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2013 Annual Meeting. As of the close of business on the Record Date, there were 4,840 shares of our Series C Stock outstanding and entitled to vote. Holders of our Series C Stock are entitled to the number of votes (on an as converted basis) at the 2013 Annual Meeting equal to the numbers of shares of Common Stock that would be issuable upon conversion of such Series C Stock as of the Record Date. As of the close of business on the Record Date, there were 3,481 shares of our Series D Convertible Preferred Stock outstanding (“Series D Stock”). Holders of our Series D Stock do not currently have voting rights with respect to the matters to be acted upon at the 2013 Annual Meeting. Holders of the Common Stock and Series C Stock are collectively referred to herein as the Company’s “stockholders.” At the 2013 Annual Meeting, the stockholders will vote together as a class, as described above. Accordingly, there are a total of 4,984,832,119 outstanding shares of capital stock entitled to vote at the Meeting.

Q:	Who can attend the 2013 Annual Meeting?

A:	Admission to the 2013 Annual Meeting is limited to:

•	stockholders as of the close of business on the Record Date, July 5, 2013;

•	holders of valid proxies for the 2013 Annual Meeting;

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•	our Board of Directors; and,

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2013 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2013 Annual Meeting?

A:	The presence in person or by proxy of at least one-third (1/3) of the issued and outstanding shares entitled to vote at the 2013 Annual Meeting constitutes a quorum. Your shares will be counted as present at the 2013 Annual Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2013 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2013 Annual Meeting?

The stockholders will vote on the following proposals:

•	Proposal 1. Election of Directors. To elect four (4) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. An advisory vote on the compensation paid to our named executive officers.

•	Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. An advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.

•	Proposal 4. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of StarkSchenkein, LLP as the Company’s independent registered public accounting firm.

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•	Proposal 5. Approval of Reverse Stock Split of Outstanding Common Stock While Keeping Authorized Amount of Common Stock Set at 5,000,000,000 Shares. To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of 1-for-1,700 while keeping the amount of authorized shares of Common Stock set at 5,000,000,000.

•	Proposal 6. Approval of Authorized Stock Increase. To authorize, in the event that Proposal 5 is not approved, the amendment of the Company’s Certificate of Incorporation to increase its authorized Common Stock from 5,000,000,000 to 500,000,000,000 shares.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. The four (4) nominees receiving the highest number of votes will be elected.

•	Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. The compensation paid to our named executive officers will be considered approved if the affirmative vote of the majority of shares present and entitled to vote in person or via proxy at the 2013 Annual Meeting are cast in favor of the proposal.

•	Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. If the affirmative vote of the majority of shares entitled to vote and present in person or via proxy at the 2013 Annual Meeting are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years) such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers.

•	Proposal 4. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, StarkSchenkein, LLP, will be ratified if the affirmative vote of the majority of shares entitled to vote and present in person or via proxy at the 2013 Annual Meeting are cast in favor of the ratification.

•	Proposal 5. Approval of Reverse Stock Split of Outstanding Common Stock While Keeping Authorized Amount of Common Stock Set at 5,000,000,000 Shares. To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of 1-for-1,700 while keeping the amount of authorized shares of Common Stock set at 5,000,000,000 will be approved if a majority of the outstanding capital stock entitled to vote with respect to this matter has been voted in favor of the proposal.

•	Proposal 6. Approval of Authorized Stock Increase. An amendment of the Company’s Certificate of Incorporation to increase its authorized Common Stock from 5,000,000,000 to 500,000,000,000 shares will be approved if a majority of the outstanding capital stock entitled to vote with respect to this matter has been voted in favor of the proposal.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

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•	“FOR” the four (4) directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

•	“FOR” the approval of the proposal regarding the compensation paid to our named executive officers;

•	“EVERY THREE (3) YEARS” for the proposal regarding the frequency of future advisory votes on the compensation paid to our named executive officers;

•	“FOR” the ratification of StarkSchenkein, LLP as the Company’s independent registered public accounting firm;

•	“FOR” the amendment of our Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-1,700 while keeping the amount of authorized shares of Common Stock set at 5,000,000,000 shares; and

•	“FOR” the amendment of our Certificate of Incorporation to increase the amount of our authorized Common Stock from 5,000,000,000 to 500,000,000,000 shares.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•	In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2013 Annual Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. You may also vote over the internet at www.proxyvote.com or vote by telephone at 1-800-690-6903. Please see proxy card for voting instructions.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to NeoMedia Technologies, Inc., 100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302, Attention: Barry S. Baer, Corporate Secretary, or by submitting another proxy card before the conclusion of the 2013 Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

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Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our named executive officers (“Proposal 2”), the advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 3”), the amendment of our Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-1,700 while keeping the amount of authorized shares of Common Stock set at 5,000,000,000 shares (“Proposal 5”), and the approval of the amendment of our Certificate of Incorporation to increase the authorized Common Stock of the Company to 500,000,000,000 shares (“Proposal 6”) are considered to be non-routine matters under applicable rules. The confirmation of StarkSchenkein, LLP as the Company’s independent registered public accounting firm (“Proposal 4”) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, 5 and 6.

Q:	Could other matters be decided at the 2013 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2013 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2013 Annual Meeting for consideration, the proxy holders for the 2013 Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. We may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors and officers may solicit proxies from stockholders by telephone, letter, email or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

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Q:	What should I do if I have questions regarding the 2013 Annual Meeting?

A:	If you have any questions about the 2013 Annual Meeting, would like to obtain directions to be able to attend the 2013 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (303) 546-7946.

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PROPOSAL 1 - ELECTION OF DIRECTORS

General

At the 2013 Annual Meeting, a board of four (4) directors will be elected, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below:

Laura A. Marriott. Ms. Marriott was named to our Board in January 2009 and became our Chief Executive Officer and Chairperson of our Board on October 8, 2010. Ms. Marriott had previously served as President of the Mobile Marketing Association (MMA) since July 15, 2005 and prior to that, served as Director of Marketing for Intrado, Inc. from April 1, 2003 through July 14, 2005. During her tenure at MMA, the MMA membership experienced substantial growth, established global headquarters and regional chapters throughout the world, and developed guidelines for the industry. In 2011, she was named one of the industry’s Top 10 Women in Wireless by FierceMarkets. Ms. Marriott has more than twenty (20) years of experience in the high-tech industry in the areas of business development, product management and marketing.

George G. O’Leary. Mr. O’Leary was named our Chief Operating Officer on October 19, 2010. Mr. O’Leary has been a director of NeoMedia since February 2007, and is currently the President of SKS Consulting of South Florida Corp. He was most recently a member of the board of directors of Protection Plus Security Corporation, where he was Chairman and acting CFO until the sale of the company in May, 2013. Prior to assuming his duties with the Company, Mr. O’Leary was a board member and a consultant to NeoGenomics, Inc. (NASDAQ –“NEO”) and was acting Chief Operating Officer from October 2004 to April 2005. Prior to becoming a director of NEO, Mr. O’Leary was the President and CFO of Jet Partners, LLC from 2002 to 2004. From 1996 to 2000, Mr. O’Leary was CEO and President of Communication Resources Incorporated.

Sarah Fay. Sarah Fay has been a Director of NeoMedia since March 1, 2011. Ms. Fay has served in several capacities, including Chief Executive Officer of Aegis Media North America, from 2008 until May 11, 2009, and prior to that led Aegis’ brands Carat Interactive from 2000 to 2004, and Isobar from 2004 to 2008. Ms. Fay currently serves as Chairman of the Board of Governors of DMG Group, a privately held event management organization serving the digital marketing industry, as well as a board member for five privately held businesses, and as an advisory board member for three privately held businesses, all providing services in the mobile/digital marketing, advertising and technology industries. She also serves on the board of one other public company, TheStreet, Inc. (NASDAQ-TST).

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Peter Mannetti. Peter Mannetti has been a director of NeoMedia since October 1, 2011. Mr. Mannetti is a Managing Partner at iSherpa Capital, LLC, joining the firm in 2001. Mr. Mannetti previously founded and built Qwest Wireless from the ground up into a $1 billion company with over one million subscribers. As the Chief Executive Officer of the firm, he won national and international awards for his leadership in developing innovative wireless products. Prior to joining Qwest, Mr. Mannetti was a Vice President at BellSouth Mobile Data and held various management positions during his 18-year tenure at General Electric. Mr. Mannetti sits on a number of boards and advisory boards and is also very active in the education and non-profit sectors.

Corporate Governance

Director Independence. The Board makes an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence.

The Board has determined that each of Peter Mannetti and Sarah Fay are independent. The Audit Committee is composed of three directors, two of whom are independent under the applicable rules of the United States Securities and Exchange Commission (the “SEC”). The Compensation and Governance Committee are each composed of four directors, two of whom are independent under the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

Director Nominations. Our Board does not have standing a Nominating Committee. As opposed to delegating such functions to a sub-group of the Board, it has been the Company’s preference to involve all of the Board members in the nomination process. All of the members of the Board consider and recommend candidates for election to the Board and nominees for committee memberships.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

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Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairperson of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairperson of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company determined to have the same individual, Laura A. Marriott, serve as Chief Executive Officer and Chairperson of the Board. The Board does not have or appoint a lead independent director.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

Code of Conduct. The Company has not yet adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, however, as part of the Board’s commitment to the highest standard of conduct, the Board will consider adopting a code of conduct to guide executives, management and employees in carrying out their duties and responsibilities. Such code of conduct will cover such matters as: responsibilities to shareholders; compliance with laws and regulations; relations with customers; ethical responsibilities; employment practices; and responsibility to the environment and the community.

The Board and Board Committees

The Board. The Board met eight (8) times for regular meetings during 2012 and fourteen (14) times for special meetings. During 2012, each incumbent director attended 90% or more of the Board and applicable committee meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders. We did not hold an annual meeting of stockholders in 2012.

The Board currently has three (3) standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee	Governance Committee
Laura A. Marriott		X	X
George G. O’Leary	X (Chair)	X	X
Sarah Fay	X	X	X (Chair)
Peter Mannetti	X	X (Chair)	X

Audit Committee. The Audit Committee is appointed by the Board to assist the Board with a variety of matters which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met four times during 2012. The formal report of the Audit Committee is set forth beginning on page 13. The Audit Committee does not have a charter.

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The Board has determined that George G. O’Leary is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation, including stock options, of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. The Compensation Committee met three (3) times during 2012. The Compensation Committee does not have a charter.

Governance Committee. The Governance Committee has overall responsibility for the corporate policies including bylaws. The Governance Committee did not meet in 2012.

Stockholder Recommendations For Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our common stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Barry S. Baer, Corporate Secretary.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to NeoMedia Technologies, Inc., Inc., 100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302, Attention: Barry S. Baer, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

The four (4) nominees receiving the highest number of votes will be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of this Proposal 1.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee has certain operations and responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and December 31, 2011 with management, and with Kingery & Crouse, P.A., the Company’s independent registered public accounting firm for the 2012 and 2011 fiscal years.

The Audit Committee has discussed with the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Kingery & Course, P.A. its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2012 be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Submitted by the Audit Committee of the Board.

George G. O’Leary (Chair)
Peter Mannetti
Sarah Fay

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INFORMATION CONCERNING EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

Barry S. Baer (Col. Retired). Colonel Baer joined the Company as Chief Financial Officer and Corporate Secretary on February 13, 2012, leaving the Chief Financial Officer position in August 2012 and returning thereto in March 2013. He has had an extensive career in financial management and has served as the CFO for a number of public and privately held companies including Ecotality, Inc. (ECTY) (from 2006 – 2010). He is currently serving as Assistant Treasurer of Ecotality, Inc. In addition, Colonel Baer has served as CFO at a number of manufacturing corporations, including Max Katz Bag Company (2006 until present).

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation that is competitive and meets our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. Our executive officers are not hired as employees or afforded the typical benefits related thereto, rather they are engaged as independent contractors and as such their compensation arrangements take into account the absence of typical employee-type benefits.

Summary Compensation Table

The following table sets forth, for the last two (2) completed fiscal years ended December 31, 2012 and 2011 respectively, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years:

					Option	Other
Name and		Salary	Bonus		Awards	Compensation	Total
Principal Position	Year	($)	($)		($)	($)	($)

Laura A. Marriott
Chief Executive Officer	2012	$-	$60,000	(1)	$86	$450,900	$510,986
	2011	$-	$-		$2,412	$396,250	$398,662

Jeff Huitt
Former Chief Financial Officer	2012	$-	$-		$344	$48,619	$48, 963

Barry S. Baer
CFO, Secretary, Treasurer	2012	$-	$-		$344	$52,469	$52,813

Michael W. Zima
Former Chief Financial Officer	2011	$83,689	$-		$536	$-	$84,225

George G. O’Leary
Chief Operating Officer	2012	$-	$15,000	(2)	$86	$64,164	$79,250
	2011	$-	$-		$1,542	$131,500	$133,042

Christian Steinborn
Former Chief Executive	2012	$86,680	$-		$-	$1,240	$87,920
Officer of NeoMedia Europe	2011	$245,075	$-		$412	$16,118	$261,605

1 – 2011 bonus paid in 2012.

2 – 2011 bonus paid in 2012.

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Narrative Disclosure to Summary Compensation Table

All amounts presented for the value of Option Awards represent the aggregate grant date fair value computed in accordance with FASB ASC 718.

Laura A. Marriott – Ms. Marriott became our Chief Executive Officer and Chairperson of our Board on October 8, 2010. Prior to that she was a member of our Board. During 2012 Ms. Marriott provided services to us under a per-diem consulting agreement for her services to us as our Chief Executive Officer. The information presented in the Summary Compensation Table includes her aggregate compensation for all the services she provided. Ms. Marriott was granted a bonus for her performance in 2011 which was paid in 2012.

Michael W. Zima – Mr. Zima was our Chief Financial Officer from September 17, 2008 until July 19, 2011. His employment was not governed by an employment agreement. Mr. Zima’s annual salary in 2011 was $140,000. Mr. Zima received a grant of options to purchase our common stock. All Other Compensation for Mr. Zima includes amounts related to his participation in our employee benefit plans.

George G. O’Leary – Mr. O’Leary became our Chief Operating Officer and continued as a member of our Board on October 8, 2010. Prior to that, Mr. O’Leary served as a member of our Board. During 2012, Mr. O’Leary also provided services to us under a per-diem consulting agreement for his services to us as our Chief Operating Officer and for other general consulting services. The information presented in the Summary Compensation Table includes his compensation for all the services he provided in the aggregate. Mr. O’Leary received directors fees of $43,000 and consulting fees of $20,650, both of which are reported under the heading of All Other Compensation. Mr. O’Leary was granted a bonus for his performance in 2011 which was paid in 2012.

Dr. Christian Steinborn – Dr. Steinborn served as the Chief Executive Officer of our subsidiary, NeoMedia Europe GmbH until January 31, 2012. His employment was governed by an employment agreement which set his annual salary at €160,000 Euros. Dr. Steinborn has received several stock option grants during his employment and his tenure as an officer. All Other Compensation for Dr. Steinborn includes the annual value of his company provided automobile.

Barry S. Baer – Colonel Baer served as Chief Financial Officer from February 2012 until August 2012, subsequently as Secretary/Treasurer and then resumed the Chief Financial Officer position in March 2013. All other compensation reflects the payments received under the terms of his agreement with the company. In addition Colonel Baer received a stock option grant in November 2012.

Jeff Huitt – Mr. Huitt served as Chief Financial Officer from August 2012 until March 2013. All other compensation reflects the payments received under the terms of his agreement with the company. In addition Mr. Huitt received a stock option grant in August 2012.

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Outstanding Equity Awards at Year-End

The following table contains information concerning unexercised options and stock that has not vested as of December 31, 2012 with respect to the executive officers named in the Summary Compensation Table:

Option Awards
				Equity Incentive Plan
		Number of Securities		Awards: Number of
		Underlying		Securities Underlying	Option
		Unexercised Options		Unexercised	Exercise	Option
		Exercisable	Unexercisable	Unearned Options	Price	Expiration
Name		(#)	(#)	(#)	($)	Date

Laura A. Marriott	(1)	25,000	-	-	$0.017	1/1/2019
Chief Executive Officer	(2)	1,775	-	-	$0.017	4/29/2019
	(3)	100,000	-	-	$0.017	4/7/2021
	(4)	166,667	83,333	-	$0.014	10/3/2021
	(5)	25,000	-	-	$0.008	7/23/2022

Barry S. Baer
CFO/Secretary, Treasurer	(6)	-	100,000		$0.008	11/10/2022

Jeff Huitt
Former Chief Financial Officer	(7)	-	100,000		$0.008	8/27/2022

George G. O’Leary	(8)	3,881	-	-	$0.017	7/20/2017
Chief Operating Officer	(9)	1,502	-	-	$0.017	7/20/2017
	(10)	1,986	-	-	$0.017	10/3/2017
	(11)	2,165	-	-	$0.017	1/21/2018
	(12)	2,189	-	-	$0.017	4/17/2018
	(13)	7,050	-	-	$0.017	4/29/2019
	(14)	166,667	83,333		$0.014	4/7/2021
	(15)	100,000	-		$0.014	10/3/2021
	(16)	25,000	-		$0.008	7/23/2022

Christian Steinborn	(17)	-	1,000	-	$0.017	2/23/2016
Former Chief Executive Officer of	(18)	-	1,000	-	$0.017	2/23/2016
NeoMedia Europe	(19)	-	1,000	-	$0.017	2/23/2016
	(20)	-	1,000	-	$0.017	2/23/2016

(1) Ms. Marriott’s option grant on January 1, 2009 vests over a 4 year period, with 25% vesting on each subsequent anniversary date of the grant. Option grants were repriced on April 7, 2011.

(2) Ms. Marriott’s option grant on April 29, 2009 vested in 12 equal monthly installments beginning on May 29, 2009 and was completely vested on April 29, 2010. Option grants were repriced on April 7, 2011.

(3) Ms. Marriott’s option grant on April 7, 2011 vests in 18 equal monthly installments beginning on May 7, 2011.

(4) Ms. Marriott’s option grant on October 3, 2011 vests in equal installments beginning on January 1, 2012 through October 1, 2014.

(5) Ms. Marriott’s option grant on July 23, 2012 vested on grant date.

(6) Colonel Baer’s option grant on November 10, 2012, vests over a 4 year period, with 25% vesting on each subsequent anniversary date of the grant.

(7) Mr. Huitt’s option grant on August 27, 2012, vests over a 4 year period, with 25% vesting on each subsequent anniversary date of the grant.

(8) Mr. O’Leary’s option grants on July 20, 2007 vested in their entirety on July 20, 2007. Mr. O’Leary’s options were repriced on April 7, 2011.

(9) Mr. O’Leary’s option grants on July 20, 2007 vested in their entirety on July 20, 2007. Mr. O’Leary’s options were repriced on April 7, 2011.

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(10) Mr. O’Leary’s option grant on October 3, 2007 vested in its entirety on October 3, 2007. Mr. O’Leary’s options were repriced on April 7, 2011.

(11) Mr. O’Leary’s option grant on January 21, 2008 vested in its entirety on January 21, 2008. Mr. O’Leary’s options were repriced on April 7, 2011.

(12) Mr. O’Leary’s option grant on April 17, 2008 vested in its entirety on April 17, 2008. Mr. O’Leary’s options were repriced on April 7, 2011.

(13) Mr. O’Leary’s option grant on April 29, 2009 vested in 12 equal monthly installments beginning on May 29, 2009 and was completely vested on April 29, 2010. Mr. O’Leary’s options were repriced on April 7, 2011.

(14) Mr. O’Leary’ option grant on April 7, 2011vests in 18 equal monthly installments beginning on May 7, 2011.

(15) Mr. O’Leary’ option grant on October 3, 2012 vests in equal installments beginning on January 1, 2012 through October 1 2014.

(16) Mr. O’Leary’s option grant on July 23, 2012 vested on grant date.

(17) Dr. Steinborn’s option grant on December 23, 2006 vested over a 3 year period, with 25% vesting on the grant date and 25% on each subsequent anniversary date of the grant. Dr. Steinborn’s options were repriced on April 7, 2011. Dr. Steinborn’s options were forfeited upon his termination on January 10, 2012.

(18) Dr. Steinborn’s option grant on December 20, 2007 vests over a 4 year period, with 25% vesting on each subsequent anniversary date of the grant. Dr. Steinborn’s options were repriced on April 7, 2011. Dr. Steinborn’s options were forfeited upon his termination on January 10, 2012.

(19) Dr. Steinborn’s incentive option agreement dated February 16, 2007 originally provided for up to 20,000 options to purchase our shares. Each year 25% of the original incentive option plan could be earned and vested based on the achievement of goals as determined by the Compensation Committee. It was determined that the first 25% increment of this plan, for options to purchase 5,000 shares, were earned and vested. It was determined that the second 25% increment of this plan was not earned. It was determined that the third 25% increment of this plan, for options to purchase 5,000 shares, were earned and vested. The vesting of the fourth 25% increment of this plan, for options to purchase 5,000 shares, was yet to be determined as of December 31, 2010. The exercise price of each portion of the options earned under this plan is established at the date it is earned. Dr. Steinborn’s options were repriced on April 7, 2011. Dr. Steinborn’s options were forfeited upon his termination on January 10, 2012.

(20) Dr. Steinborn’s option grant on April 29, 2009 vested in 12 equal monthly installments beginning on May 29, 2009 and was completely vested on April 29, 2010. Dr. Steinborn’s options were repriced on April 7, 2011. Dr. Steinborn’s options were forfeited upon his termination on January 10, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2012, all filing requirements were timely satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 25, 2013, with respect to each person known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, Series C Stock and Series D Stock.

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				Series C Convertible			Series D Convertible
	Common			Preferred Stock			Preferred Stock
	Stock	Percent			Percent			Percent
	Beneficial	of		Beneficial	of		Beneficial	of
Name and Address of Beneficial Owner	Ownership (1)	Class (1)		Ownership (1)	Class (1)		Ownership (1)	Class (1)

Directors and Named Executive Officers
Laura A. Marriott (2) (3)	355,942		*	-		*	-		*
Barry S. Baer (2)	-		*	-		*	-		*
George G. O’Leary (2) (5)	339,410		*	-		*	-		*
Sarah Fay (2) (6)	114,583		*	-		*	-		*
Peter Mannetti (2) (7)	81,250		*	-		*	-		*
Officers and Directors as a Group (5 Persons) (8)	891,185		*	-		*	-		*

Other Beneficial Owners
YA Global Investments, LP (9)	446,090,895	9.99%		4,321	89.2%		3,395	97.5%
Total	446,090,895	9.99%		4.321	100.0%		3,395	100.0%

Shares outstanding	4,465,374,329			4,840			3,481

* Indicates less than 1%.

(1) Applicable percentage of ownership is based 4,465,374,329 shares of common stock outstanding as of June 25, 2013. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of June 25, 2013 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable, or exercisable within 60 days of June 25, 2013, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our Common Stock, Series C Stock and Series D Stock are our only issued and outstanding classes of securities eligible to vote.

(2) Address of the referenced individual is c/o NeoMedia Technologies, Inc., 100 West Arapahoe Avenue, Suite 9, Boulder, CO., 80302.

(3) Laura Marriott is Chief Executive Officer and Chairperson of our Board. Ownership includes shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of June 25, 2013.

(4) Barry S. Baer is our CFO, Corporate Secretary and Treasurer.

(5) George G. O’Leary is our Chief Operating Officer and a member of our Board. Ownership includes shares owned by SKS Consulting of South Florida Corp, a company that Mr. O’Leary currently serves as President and shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of June 25, 2013.

(6) Sarah Fay is a member of our Board. Ownership includes shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of June 25, 2013.

(7) Peter Mannetti is a member of our Board. Ownership includes shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of April June 25, 2013.

(8) Includes an aggregate of 811,521 options to purchase shares of Common Stock which will have vested within 60 days of June 25, 2013

(9) The address of YA Global Investments, L.P. (“YA Global”) is 1012 Springfield Avenue, Mountainside, NJ 07092. The information presented herein is based on information provided by YA Global and based on the records of the Company. Ownership includes 3,395 shares of Series D Preferred Stock owned by YA Global; 4,321 shares of Series C Preferred Stock owned by a related entity, Yorkville Advisors GP, LLC; 41,237,113 shares of Common Stock owned by Mr. Gerald Eicke, an officer of YA Global. Our Series C Preferred Stock is entitled to vote on an as-converted basis with holders of our Common Stock with respect to the amount of Common Shares receivable upon conversion of such preferred stock. The holders of our Series C Preferred Stock are subject to contractual limitations in regards to their beneficial ownership, including their ability to exercise their voting rights, to the extent that they cannot exceed 9.99% combined beneficial ownership. If such holders were to declare us in default or if they issue a notice waiving the 9.99% limitation, upon 61 days notice, and comply with the SEC’s beneficial ownership reporting requirements for affiliates, they would be able to vote their Series C Preferred Stock in full on as-converted basis. Further, based upon 9.99% limitations, YA Global may exercise up to 404,853,782 of the 499,990,063 warrants they hold in conjunction with the convertible debentures they hold.

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PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Executive and Director Compensation” section beginning on page 13, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders. We should note that currently our executive compensation takes into consideration that benefits (i.e. medical insurance, etc.) are not provided to our named executive officers by the Company.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

If this proposal is approved, our stockholders will be approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

The compensation paid to our named executive officers will be considered approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter who are entitled to vote thereon are cast in favor of the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. This Proposal 2 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 2.

Board Recommendation

The Board unanimously recommends a vote “FOR” this Proposal 2.

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PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Proposal

As described in Proposal 2 above, our stockholders are being provided the opportunity to cast a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two (2) years or every three (3) years beginning with the 2014 annual meeting of stockholders or the stockholders may choose to abstain.

After careful consideration, our Board recommends that the advisory vote by our stockholders on executive compensation be held every three (3) years.

In formulating its recommendation, our Board believes that giving our stockholders the right to cast an advisory vote on the compensation of our named executive officers every three (3) years will be a good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with and direct input on our executive compensation philosophy, policies and practices. In addition, we believe that a triennial advisory vote reflects the appropriate time frame to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders, to develop and implement any adjustments to our executive compensation programs, and for stockholders to see and evaluate the Compensation Committee’s actions in context.

Although non-binding, our Board and the Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

Vote Required for Approval

If the majority of the votes cast by stockholders who are entitled to vote and are present in person or by proxy are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years), such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal. This Proposal 3 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 3.

Board Recommendation

The Board unanimously recommends a vote of “EVERY THREE (3) YEARS” for this Proposal 3.

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PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being provided the opportunity to ratify the Board’s appointment of StarkSchenkein, LLP as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013.

General

On April 25, 2013, our Board, at the direction of the Audit Committee, engaged StarkSchenkein, LLP as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2013. Our Board has appointed StarkSchenkein, LLP to examine our financial statements for 2013. The selection of StarkSchenkein, LLP as the independent registered public accounting firm for 2013 is being presented to our stockholders for ratification at the 2013 Annual Meeting. Representatives of StarkSchenkein, LLP are expected to be present at the 2013 Annual Meeting with an opportunity to make a statement if they desire to do so.

On April 25, 2013, our Board, at the direction of the Audit Committee, dismissed Kingery & Crouse, P.A. (“K&C”) as the Company's independent registered public accounting firm. The report of K&C on the consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on the Company’s consolidated financial statements as of December 31, 2012 and 2011 contained an explanatory paragraph in respect to doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2012 and 2011 and through the effective date of their termination, there were no disagreements with K&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of K&C, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal years ended December 31, 2012 and 2011 and through the effective date of their termination, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by StarkSchenkein, LLP for the audit of our financial statements thus far for the fiscal year ending December 31, 2013.

The aggregate fees billed for professional services by StarkSchenkein, LLP for Q1-2013 for these various services were:

2013
Audit fees (1)	$16,000
Audit-related fees	-
Tax fees	-
All other fees	-
Total	$16,000

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for Q1-2013.

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The following table presents fees for professional audit services rendered by K&C for the audit of our consolidated financial statements for the fiscal year ended December 31, 2012 and 2011 and fees billed for other services rendered by K&C during 2011 and 2012.

The aggregate fees billed for professional services by K&C in 2011 and 2012 for these various services were:

	2012	2011
Audit fees (1)	$119,390	$98,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$119,390	$98,000

(1)	Audit Fees consisted of the audit of our annual consolidated financial statements and for the review of quarterly update.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required for Approval

The foregoing Proposal 4 will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote with respect to this matter are cast in favor of such Proposal 4.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of StarkSchenkein, LLP as its independent registered public accounting firm for fiscal year 2013.

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PROPOSAL 5 – AMENDMENT OF THE COMPANY’S CERTIFICATE
OF INCORPORATION TO AUTHORIZE A 1 FOR 1,700 SHARES REVERSE STOCK SPLIT
OF THE COMPANY’S OUTSTANDING COMMON STOCK WHILE KEEPING THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK SET AT 5,000,000,000 SHARES

Reverse Stock Split in General

As of the Record Date, we had 4,984,827,279 shares of our Common Stock outstanding and an additional 13,921,395 shares of Common Stock reserved for issuance upon the exercise of issued and outstanding options, warrants, debentures, Series C Stock and Series D Stock. This Proposal 5 is being submitted for approval in order to avoid a situation in which the Company would have no available authorized but unissued Common Stock necessary to satisfy contractual obligations of its Financing Documents (as defined below). As of the Record Date, we had a total of 5,000,000,000 authorized shares of Common Stock. If we amend our Certificate of Incorporation (our “Charter”) to affect a reverse stock split of our outstanding Common Stock at a ratio of 1-for-1,700 while keeping the authorized amount of shares of Common Stock set at 5,000,000,000 (the “Reverse Split”) the number of shares of authorized but unissued Common Stock will enable the Company to satisfy its contractual obligations with respect to certain convertible securities and instruments, including secured convertible debentures, Series C Stock, Series D Stock, and financing documents previously issued by the Company on behalf of YA Global Investments, L.P. (the “Investor”) and its assignees (such securities, instruments and financing documents, the “Financing Documents”). In part, the Financing Documents provide that the Company must at all times keep reserved a sufficient amount of shares of Common Stock to satisfy the ultimate amount of conversions into Common Stock that can be made pursuant to the Financing Documents. The Financing Documents state that in the event the Company does not have a sufficient number of authorized shares of Common Stock available to satisfy its obligation to reserve for issuance and create the applicable share reserve, then (A) within thirty (30) days of receipt of a reserve increase notice, the Company shall reserve such portion of its authorized shares of Common Stock that is available to be reserved for the creation of the reserve, and (B) with respect to any shortfall, the Company shall (i) take all steps necessary to increase its authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the required amount as quickly as practicable, and (ii) use its best efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the required amount, as soon as practicable and in any event not later than the seventy-fifth (75th) day after receipt of a reserve increase notice. The Investor has delivered a share increase notice to the Company. The Board deems it necessary and imperative that the stockholders approve Proposal 5 in order to avoid a situation in which the Company would have no available authorized but unissued Common Stock necessary to satisfy its contractual obligations under the Financing Documents, which could result in the Company’s default under the Financing Documents. Defaulting under the Financing Documents would result in (a) amounts owed under the Financing Documents becoming immediately due and payable and (b) interest rates on such amounts increasing, collectively in such amounts owed that, (c) it would result in a substantial likelihood that the Company would need to declare bankruptcy.

Our Board has adopted a resolution seeking authorization of our stockholders to amend our Charter to affect the Reverse Split. If affect the Reverse Split as proposed, we will file an amendment to our Charter, as set forth in Exhibit A, with the Secretary of State of Delaware which will provide that our shares of Common Stock then issued and outstanding will be combined at a ratio of 1-for-1,700 while the amount of authorized shares of Common Stock shall remain set at 5,000,000,000 shares. Except for any changes resulting from the treatment of fractional shares, each holder of Common Stock will hold the same percentage of Common Stock outstanding immediately after the Reverse Split as such holder did immediately prior to the Reverse Split.

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The number of outstanding shares of Series C Stock and Series D Stock will not change as a result of the Reverse Split. The conversion price of the Series C Stock and Series D Stock, however, will be adjusted as a result of the Reverse Split which will result in the number of shares of Common Stock issuable upon conversion of the Series C Stock and Series D Stock being reduced in proportion to the Reverse Split.

The following table presents the impact of an approved Proposal 5, on our Common Stock authorized, issued and outstanding and authorized but unissued*:

	As of	Effect of
	July 5, 2013	Proposal 5

Authorized	5,000,000,000	5,000,000,000

Issued and outstanding	4,984,827,279	2,932,251

Authorized but unissued	15,172,721	4,997,067,749

*	All of the data presented above is based upon our Common Stock as of the Record Date, July 5, 2013. As of the Record Date we had 5,000,000,000 authorized shares of Common Stock; 4,984,827,279 issued and outstanding shares of Common Stock.

(1)	As of the Record Date, we do not have sufficient authorized and unissued shares of Common Stock to provide for the exercise and conversion of all of our potentially convertible and exercisable instruments which such series of instruments were initially issued by the Company in 2006 when the Investor was selected.

(2)	Upon the approval by our shareholders of Proposal 5, the Reverse Split, all of our Common Stock issued and outstanding would be reduced by a factor of 1 share for 1,700 shares.

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Certain Disadvantages Associated With the Reverse Split

There can be no assurance that the total market capitalization of our Common Stock after an effected Reverse Split would be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of our Common Stock following the Reverse Split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per new share of our Common Stock after the Reverse Split would rise or remain constant in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Split. For example, based on the market price of our Common Stock on July 5, 2013 of $0.0006 per share, following a 1-for-1,700 reverse split of the outstanding Common Stock there can be no assurance that the post-split market price of our Common Stock would be $1.02 per share or greater. Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for our Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of such action and the liquidity of our Common Stock could be adversely affected following the Reverse Split.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is affected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

The number of outstanding shares of Common Stock immediately after the Reverse Split will be reduced by a factor of one thousand seven hundred (1,700), the Company will be able to issue more shares of Common Stock which could result in additional dilution and which could have a negative effect on the market price of our Common Stock.

Principal Effects of the Reverse Split

Corporate Matters. If our common stockholders approve this Proposal 5 authorizing a reverse stock split of our outstanding Common Stock at a ratio of 1-for-1,700 while keeping our amount of authorized shares of Common Stock set at 5,000,000,000, the Reverse Split would have the following effects:

•	every 1,700 shares of Common Stock outstanding prior to the effective time of the Reverse Split would be automatically combined into one (1) share of Common Stock;

•	the number of shares of our Common Stock issued and outstanding will be reduced proportionately based on the 1-for-1,700 split ratio;

•	the number of authorized shares of our Common Stock would remain 5,000,000,000. Also, the number of authorized shares of preferred stock would remain 25,000,000;

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•	based on the 1-for-1,700 ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, convertible debentures and warrants entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options, convertible debentures or warrants upon exercise of such options, convertible debentures or warrants immediately preceding the Reverse Split; and

•	the number of shares reserved for issuance under our existing stock option plans will be reduced proportionately based on the 1-for-1,700 split ratio.

When effected, the Reverse Split will be effected simultaneously for all of our Common Stock and the ratio will be the same for all of our Common Stock. The Reverse Split will affect all of our Common Stock holders uniformly and will not affect any stockholder's percentage ownership interests in our Company, except to the extent that the Reverse Split results in any of our common stockholders owning a fractional share. As described below, holders of Common Stock holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments would reduce the number of post-split holders of Common Stock to the extent there are holders of Common Stock presently holding fewer than 1,700 shares. Common Stock outstanding following the Reverse Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the ’34 Act.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the effective time of the Reverse Split, a number of shares of our Common Stock not evenly divisible by 1,700 will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our Common Stock on the day immediately prior to the effective time of the Reverse Split, as reported on the OTC Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Holders of Common Stock should be aware that, under the escheat laws of the various jurisdictions where our common stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the Reverse Split will result in some common stockholders owning "odd lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Accounting Matters. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

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Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

In order to effect the Reverse Split, we will file an amendment to our Charter with the Secretary of State of Delaware to amend our existing Charter. The Reverse Split will become effective at the time specified in the amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing shares of Common Stock prior to the effective time of the Reverse Split will be deemed for all corporate purposes to evidence ownership of resulting combined number of shares following such Reverse Split. The text of the amendment to effect the Reverse Split will be in substantially the form attached hereto as Exhibit A; provided, however, that the form of amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board deems necessary and advisable to effect the Reverse Split, including the insertion of the effective time as determined by the Board.

As soon as practicable after the effective time, holders of Common Stock will be notified that the Reverse Split has been effected. We expect that our transfer agent, Worldwide Stock Transfer, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares of Common Stock will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing post-split shares of Common Stock in accordance with the procedures to be set forth in the letter of transmittal that we send to our common stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-split share certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing post-split shares. COMMON STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

Under the Delaware General Corporation Law, our holders of Common Stock are not entitled to dissenters' rights with respect to the Reverse Split, and we will not independently provide holders of Common Stock with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split, and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares of Common Stock were, and the post-split shares of Common Stock will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split.

The Reverse Split is intended to qualify as a reorganization under Section 368(a)(1)(E) of the Code.

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A stockholder that receives only post-split shares in the Reverse Split (i.e., a stockholder that does not receive any cash for fractional shares) should recognize no gain or loss upon such stockholder’s exchange of certificates representing pre-split shares for post-split shares pursuant to the Reverse Split. In such a case, the aggregate tax basis of the post-split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-split shares exchanged therefor. In addition, the stockholder’s holding period for the post-split shares should include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

A stockholder that receives both post-split shares and cash for fractional shares in the Reverse Split should recognize no gain or loss upon such stockholder’s exchange of certificates representing pre-split shares for post-split shares pursuant to the Reverse Split. However, such a stockholder should recognize dividend income in an amount equal to the cash received for such stockholder’s fractional shares in the Reverse Split. Generally, the aggregate tax basis of the post-split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-split shares exchanged therefor. The stockholder’s holding period for the post-split shares should include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

A stockholder that receives no post-split shares in the Reverse Split (i.e., a stockholder that receives only cash for fractional shares because such stockholder owns fewer than 100 pre-split shares) should recognize gain or loss based on such stockholder’s adjusted basis in the fractional share interest redeemed for cash in the Reverse Split. In such a case, the gain or loss should constitute long-term capital gain or loss if the stockholder has held its shares for more than one year.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO SUCH STOCKHOLDER WHICH MIGHT ARISE FROM THE REVERSE SPLIT.

Circular 230 Statement. To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed within.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to affect the increase of our authorized shares of common stock, one of the effects of having increased additional shares of our authorized Common Stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of Common Stock by us or other transactions in which the number of our outstanding shares of Common Stock would be increased could dilute the interest of a party attempting to obtain control of us. The increase in available authorized Common Stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

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The Increase is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company. While it is possible that our management could use the Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no intent or plans to employ the Increase as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition to the Increase, provisions of our governing documents and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

Undesignated Preferred Stock. Our Charter currently authorizes the issuance of up to 25,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by the Company’s stockholders. The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of the Common Stock to decline or (iii) impairing the voting power and other rights of the holders of the Common Stock.

No Cumulative Voting. The Charter and By-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Potential Consequences if Stockholder Approval is Obtained

This Proposal would allow the Company to maintain sufficient shares of Common Stock to satisfy potential conversions and obligations under the Financing Documents, in place since 2006, which would allow the Company to avoid defaulting under such documents and avoid the ramifications thereof. The potential future issuances and sales of shares of our Common Stock would likely have a dilutive effect on a stockholder’s percentage voting power and, consequently, could lead to a decrease in the market price of our Common Stock.

Expected Consequences if Stockholder Approval is Not Obtained

If Proposal 5 is approved, then Proposal 6 would have no effect – whether it was approved or not. However, if Proposal 5 is not approved, and Proposal 6 is also not approved, then the Company would be expected to be subject to a number of potential negative outcomes as described above.

Vote Required for Approval

The amendment to the Charter to effect the Reverse Split will be approved if a majority of the votes from the outstanding capital stock entitled to vote with respect to this matter has been voted in favor of the proposal. The proposal to amend the Charter is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 6.

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Board Recommendation

The Board unanimously recommends a vote “FOR” approval of this Proposal 5.

Amended Certificate of Incorporation

The proposed changes to the Company’s Certificate of Incorporation, pursuant to the above Proposal 5, are set forth in a marked copy of Article IV of the Company’s Certificate of Incorporation, attached hereto as Exhibit A.

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PROPOSAL 6 – AMENDMENT OF THE COMPANY’S CERTIFICATE
OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000,000 SHARES

Increase of Authorized Common Stock in General

Conditional Proposal – any approval under this Proposal 6 will be effective ONLY if Proposal 5 related to the Reverse Split is NOT approved. This Proposal 6 is being submitted for approval in order to avoid a situation in which the Company would have no available authorized but unissued Common Stock necessary to satisfy contractual obligations of its financing instruments.

This proposal is to approve the amendment to the Certificate of Incorporation – if and only if Proposal 5 related to the Reverse Split is NOT approved – in order to provide an alternative means for the Company to have authorized but unissued shares of Common Stock deemed necessary to satisfy the Company’s contractual obligations under the Financing Documents described in Proposal 5. This Proposal 6 would not be entered if Proposal 5 is approved. But if Proposal 5 is not approved, the Company would plan to satisfy its contractual obligations hereby. This amendment would NOT be filed if Proposal 5 related to the Reverse Split is approved by stockholders.

As of the Record Date, we had a total of 5,000,000,000 authorized shares of Common Stock. Increasing the number of shares of authorized Common Stock will enable the Company to satisfy its contractual obligations with respect to certain convertible securities and instruments, including secured convertible debentures, Series C Stock, Series D Stock, and financing documents previously issued by the Company on behalf of YA Global Investments, L.P. (the “Investor”) and its assignees (such securities, instruments and financing documents, the “Financing Documents”). In part, the Financing Documents provide that the Company must at all times keep reserved a sufficient amount of shares of Common Stock to satisfy the ultimate amount of conversions into Common Stock that can be made pursuant to the Financing Documents. The Financing Documents state that in the event the Company does not have a sufficient number of authorized shares of Common Stock available to satisfy its obligation to reserve for issuance and create the applicable share reserve, then (A) within thirty (30) days of receipt of a reserve increase notice, the Company shall reserve such portion of its authorized shares of Common Stock that is available to be reserved for the creation of the reserve, and (B) with respect to any shortfall, the Company shall (i) take all steps necessary to increase its authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the required amount as quickly as practicable, and (ii) use its best efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the required amount, as soon as practicable and in any event not later than the seventy-fifth (75th) day after receipt of a reserve increase notice. The Investor has delivered a share increase notice to the Company. The Board deems it necessary and imperative that the stockholders approve Proposal 5 or Proposal 6 in order to avoid a situation in which the Company would have no available authorized but unissued Common Stock necessary to satisfy its contractual obligations under the Financing Documents, which could result in the Company’s default under the Financing Documents. Defaulting under the Financing Documents would result in (a) amounts owed under the Financing Documents becoming immediately due and payable and (b) interest rates on such amounts increasing, collectively in such amounts owed that, (c) it would result in a substantial likelihood that the Company would need to declare bankruptcy.

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Our Board has adopted a resolution seeking authorization of our stockholders to amend our certificate of incorporation (the “Charter”) to increase our number of authorized shares of Common Stock to 500,000,000,000 shares (the “Increase”). To effect the Increase as proposed, we will file an amendment to our Charter, as set forth in Exhibit B, with the Secretary of State of Delaware which will provide that our authorized Common Stock will be 500,000,000,000 shares. We may subsequently abandon the proposed Increase if our Board deems it advisable.

The number of outstanding shares of Series C Stock and Series D Stock will not change as a result of the Increase. The Increase will not change the number of authorized shares of preferred stock, Series C Stock or Series D Stock, which will remain 25,000,000, 30,000 and 25,000, respectively.

Certain Disadvantages of the Increase

If the authorized number of shares of Common Stock increases from 5,000,000,000 to 500,000,000,000 shares as proposed by this Proposal 6, the Company will be able to issue more shares of Common Stock which could result in additional dilution to current stockholders and which could have a negative effect on the market price of our Common Stock.

Principal Effects of the Increase

If our stockholders approve this Proposal 6 authorizing the Increase, the Increase would effectively enable the Company to satisfy its obligations under the Financing Documents and avoid defaulting under such documents. The Increase will affect all of our holders of Common Stock uniformly and will not affect any stockholder's percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “‘34 Act”), as amended.

Procedure for Affecting the Increase

In order to affect the Increase, we will file an amendment to our Charter with the Secretary of State of Delaware to amend our existing Charter. The Increase will become effective at the time specified in the amendment. The text of the amendment to effect the Increase will be in substantially the form attached hereto as Exhibit B; provided, however, that the form of amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board deems necessary and advisable to effect the Increase. As soon as practicable our stockholders will be notified that the Increase has been effected.

No Dissenters' Rights

Under the Delaware General Corporation Law, our holders of Common Stock are not entitled to dissenters' rights with respect to the Increase, and we will not independently provide such holders with any such right.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to effect the increase of our authorized shares of common stock, one of the effects of having increased additional shares of our authorized Common Stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of Common Stock by us or other transactions in which the number of our outstanding shares of Common Stock would be increased could dilute the interest of a party attempting to obtain control of us. The increase in available authorized Common Stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

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The Increase is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company. While it is possible that our management could use the Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no intent or plans to employ the Increase as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition to the Increase, provisions of our governing documents and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

Undesignated Preferred Stock. Our Charter currently authorizes the issuance of up to 25,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by the Company’s stockholders. The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of the Common Stock to decline or (iii) impairing the voting power and other rights of the holders of the Common Stock.

No Cumulative Voting. The Charter and By-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a relative few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Potential Consequences if Stockholder Approval is Obtained

This Proposal would allow the Company to maintain sufficient shares of Common Stock to satisfy potential conversions and obligations under the Financing Documents which would allow the Company to avoid defaulting under such documents and avoid the negative ramifications thereof. The potential future issuances and sales of shares of our Common Stock would likely have a dilutive effect on a stockholder’s percentage voting power and, consequently, could lead to a decrease in the market price of our Common Stock.

Expected Consequences if Stockholder Approval is Not Obtained

If Proposal 5 is approved, then this Proposal 6 would have no effect – whether it was approved or not. However, if Proposal 5 is not approved, and this Proposal 6 is also not approved, then the Company would be expected to be subject to a number of potential negative outcomes as described in Proposal 5.

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Required Vote

The amendment to the Charter to effect an increase in its authorized Common Stock from 5,000,000,000 to 500,000,000,000 shares will be approved if a majority of votes from the outstanding capital stock entitled to vote with respect to this matter has been voted in favor of the proposal. The proposal to amend the Charter is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 6.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” approval of this Proposal 6.

Amended Certificate of Incorporation

The proposed changes to the Charter, pursuant to the above Proposal 6, are set forth in a marked copy of Article IV of the Company’s Certificate of Incorporation, attached hereto as Exhibit B.

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FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2014 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than April 4, 2014 (unless the date of the 2013 Annual Meeting of Stockholders is not within thirty (30) days of August 2, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2014 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

TRANSACTIONS WITH RELATED PERSONS

Mr. George O’Leary

In October 2010, we entered into an ongoing consulting agreement with SKS Consulting of South Florida Corp. (“SKS”). In October 2011, we renewed the 2010 consulting agreement with SKS, whereby we continued to pay $1,500 per day as needed for services rendered by Mr. O’Leary, as our acting Chief Operating Officer. Mr. O’Leary was also issued a stock option grant of 100,000 options, of which 25% vested immediately and 75% vests over eighteen months. Mr. O’Leary also serves as a member of the Board and is also the Chairman of our Audit Committee. In addition to his compensation as a member of our Board, Mr. O’Leary was compensated as our acting Chief Operating Officer under the 2011 consulting agreement, for which he received $75,750.

In January 2012, Mr. O’Leary’s October 2011 agreement was modified, whereby his number of days required by the Company was reduced and his daily rate was increased to $1,600 per day. The modified agreement also provides for additional compensation bonus of $15,000 on the occurrence of certain significant events. Mr. O’Leary received $20,650 in 2012 under the consulting agreement.

Ms. Laura A. Marriott

Ms. Marriott serves as our Chairperson of the Board and Chief Executive Officer. In October 2011, we renewed the October 2010 consulting agreement with Ms. Marriott, whereby we paid $30,000 per month for her services as our Chief Executive Officer. In connection with her October 2011 agreement, Ms. Marriott was also granted 250,000 stock options, of which 25% vested immediately and 75% vests over eighteen months. Further, Ms. Marriott is eligible for a bonus of up to $25,000 per quarter based on agreed upon performance measurements as approved by the Board.

In January 2012, Ms. Marriott’s October 2011 agreement was modified, whereby we pay her up to $35,200 per month for serving as our CEO. The modified agreement also provides for additional annual compensation bonus of up to $100,000 based upon agreed upon performance measurements as determined and approved by the Board. Under this agreement, we paid Ms. Marriott $410,400 in 2012.

Mr. Barry S. Baer

On February 20, 2012, we entered into a six month consulting agreement with Baer Partners LLC, whereby we pay an hourly rate, not to exceed $20,000 per month without prior approval, as needed for services rendered by Colonel Barry S. Baer as our Corporate Secretary/Treasurer. The agreement contains provisions for extensions by mutual consent and has been extended. Colonel Baer received $52,469 in 2012 under the provisions of his agreement with the Company.

35

Mr. Jeff Huitt

In August 2012, we entered into a mutually renewable six month consulting agreement with Mr. Huitt to serve as our Chief Financial Officer at an annual compensation amount of $140,000. Mr. Huitt received $48,619 in 2012.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2013 Annual Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report for the year ended December 31, 2012 filed by the Company with the SEC and the Company’s Current Reports on Form 8-K filed with the SEC since December 31, 2012 are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to NeoMedia Technologies, Inc., Inc., Attention: Investor Relations, 100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at www.neom.com.

FORM 10-K ANNUAL REPORT TO STOCKHOLDERS

On April 1, 2013, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We have enclosed the Annual Report with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2012, along with other financial information and management discussion which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report by:

•	writing to:

NeoMedia Technologies, Inc., Inc.
100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302
Attention: Barry S. Baer, Corporate Secretary

•	telephoning us at: (303) 546-7946

You can obtain a copy of our Annual Report and other periodic filings that we make with the SEC at www.neom.com or from the SEC’s EDGAR database at http://www.sec.gov.

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2013 ANNUAL MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.neom.com and at www.proxyvote.com. We intend to publish final results from the 2013 Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the 2013 Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Proxy Statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 100 West Arapahoe Avenue, Suite 9, Boulder, CO 80302 Attention:  Barry S. Baer, Corporate Secretary.

37

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

NEOMEDIA TECHNOLOGIES, INC.,

A DELAWARE CORPORATION

NeoMedia Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST:  That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote upon said amendment as an item of business at the Annual Meeting of the stockholders of the Corporation (the “Annual Meeting”) for consideration thereof.  The resolution setting forth, collectively, the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by deleting Article IV(a) and (b) thereof in their entirety and replacing them with the following provisions (the “Amendment”), so that, as amended, Article IV(a) and Article IV(b) shall read in their entirety as follows:

ARTICLE IV.  (a) The total number of shares of capital stock that the Corporation is authorized to issue is 5,025,000,000, which are to be divided into two classes as follows: 5,000,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.01 per share.

(b) Effective as of the close of business on the day that the Certificate of Amendment which contains this provision is filed with the Office of the Secretary of State of the State of Delaware (the ''Effective Time''), each one thousand seven hundred (1,700) ~~[one hundred]~~ shares of Common Stock issued and outstanding at such time (''Existing Common Stock'') shall be and hereby are automatically reclassified and changed into one share of Common Stock (''New Common Stock''), provided that no fractional shares of New Common Stock shall be issued, and in lieu of a fractional share of New Common Stock to which any holder is entitled, such holder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Corporation’s Existing Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Bulletin Board.  From and after the Effective Time, the term ''New Common Stock'' as used in this Article IV shall mean Common Stock as provided in this Certificate of Incorporation.*

*The underlined language above constitutes the added amended language in Article IV(b) of the Certificate of Incorporation while the bracketed and stricken language constitutes the removed, as amended, language.

SECOND:  That thereafter, at the Annual Meeting of the stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the DGCL, the necessary number of shares as required by statute was voted in favor of the Amendment.

THIRD:  That said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of August, 2013.

By:
Laura A. Marriott
Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

NEOMEDIA TECHNOLOGIES, INC.,

A DELAWARE CORPORATION

NeoMedia Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST:  That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote upon said amendment as an item of business at the Annual Meeting of the stockholders of the Corporation (the “Annual Meeting”) for consideration thereof.  The resolution setting forth, collectively, the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by deleting Article IV(a) thereof in its entirety and replacing it with the following provision (the “Amendment”), so that, as amended, Article IV(a) shall read in its entirety as follows:

ARTICLE IV.  (a) The total number of shares of capital stock that the Corporation is authorized to issue is 500,025,000,000 ~~[5,025,000,000]~~, which are to be divided into two classes as follows: 500,000,000,000 ~~[5,000,000,000]~~ shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.01 per share.*

*The underlined language herein constitutes the added amended language in Article IV(a) of the Certificate of Incorporation while the bracketed and stricken language constitutes the removed, as amended, language.

SECOND:  That thereafter, at the Annual Meeting of the stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the DGCL, the necessary number of shares as required by statute was voted in favor of the Amendment.

THIRD:  That said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of August, 2013.

By:
Laura A. Marriott
Chief Executive Officer

NEOMEDIA TECHNOLOGIES, INC.

PROXY FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

AUGUST 2, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of NeoMedia Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 8, 2013, and hereby appoints Laura A. Marriott, Chief Executive Officer, and Barry S. Baer, our Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NeoMedia Technologies, Inc. to be held on August 2, 2013, at 10:00 am, local time, at NeoMedia’s headquarters at 100 West Arapahoe Avenue, Suite 9, Boulder Colorado, 80302, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE 2013 ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2, 4, 5, AND 6, AND “FOR EVERY THREE (3) YEARS” FOR PROPOSAL 3. AS DESCRIBED IN THE PROXY AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 4, 5 AND 6, AND “FOR EVERY THREE (3) YEARS” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1.          Proposal 1. Election of Directors. To elect four (4) members of our Board, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified

FOR ALL THE DIRECTOR- NOMINEES	WITHHOLD AUTHORITY FOR ALL DIRECTORS	FOR ALL EXCEPT (See instructions below)
DIRECTOR-NOMINEES:
☐	☐	☐	☐	Laura A. Marriott
			☐	George G. O’Leary
			☐	Sarah Fay
			☐	Peter Mannetti

INSTRUCTION: To withhold authority to vote for any individual director-nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2. Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. An advisory vote on the compensation paid to our named executive officers

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. An advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers

☐ FOR EVERY YEAR ☐ FOR EVERY 2 YEARS ☐ FOR EVERY 3 YEARS ☐ ABSTAIN

4. Proposal 4. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of StarkSchenkein, LLP as the Company’s independent registered public accounting firm

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.  Proposal 5. Approval of Reverse Stock Split. To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-1,700, while keeping the amount of authorized shares of Common Stock set at 5,000,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.  Proposal 6. Approval of Authorized Stock Increase. To approve and authorize, in the event that Proposal 5 is not approved, the amendment of the Company’s Certificate of Incorporation to increase its authorized Common Stock from 5,000,000,000 shares to 500,000,000,000 shares

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

Please check here if you plan to attend the meeting.	☐

Date:

(Signature of Stockholder)

(Print Name)

(Signature of Stockholder)

(Print Name)

Type of Stock :

Number of Shares:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.